EXHIBIT 99.1

For Immediate Release

Contacts:
Michele Boudreau	Stacey Holifield
Caliper Life Sciences	Schwartz Communications
650.279.2088	781.684.0770
michele.boudreau@caliperLS.com	caliper@schwartz-pr.com
Caliper Life Sciences Completes Acquisition of NovaScreen Biosciences
-Positions Caliper to Meet Industry Need for Secondary Screening and Assay Development Services-
Hopkinton, Mass., October 4, 2005 — Caliper Life Sciences, Inc. (NASDAQ: CALP) today announced the closing of its previously announced planned acquisition of NovaScreen BioSciences Corporation, a privately held life science services company based in Hanover, Maryland. The acquisition combines NovaScreen’s screening, profiling and assay development services with Caliper’s proven LabChip® and advanced liquid handling products to provide the pharmaceutical and biotechnology industry with a central resource for drug discovery solutions.
“By integrating and leveraging NovaScreen’s expertise and technology, Caliper has become a “one-stop shop” for scientists and researchers. Customers can rely on Caliper for all in vitro drug discovery needs — state-of-the-art technologies, products, leading screening assays and profiling services,” said Kevin Hrusovsky, president and CEO of Caliper Life Sciences. “We have immediately gained a stronghold in the outsourced assay development and screening markets, especially the high-growth market of secondary screening and profiling services.”
“Caliper’s technology has been adopted by the majority of top pharmaceutical companies because Caliper understands the evolving needs of the industry and provides solutions that meet these needs,” said David Manyak, president and CEO of NovaScreen. “Caliper’s presence within the industry, combined with NovaScreen’s broad assay development and screening services, will position Caliper to address the unmet needs of companies working to discover safer drugs, faster.”
Consistent with the terms of the previously announced agreement, Caliper purchased NovaScreen for $22 million, subject to future adjustment based on certain financial parameters. NovaScreen shareholders can also earn up to $8 million contingent on the achievement of defined revenue milestones over a 30-month period. The closing consideration was paid 80 percent in Caliper common stock and 20 percent in cash.
About Caliper Life Sciences
Caliper Life Sciences uses its advanced liquid handling and LabChip® microfluidic technologies to create leading edge tools that accelerate drug discovery, enable diagnosis of disease and facilitate scientific research. Caliper headquarters are located in Hopkinton, Massachusetts, with

R&D, operations and manufacturing facilities for LabChip devices in Mountain View, California, and direct sales, service and applications support throughout the world. Caliper customers and partners include many of the largest pharmaceutical, biotechnology, and life sciences companies. For more information, please visit Caliper’s web site at www.caliperLS.com.
LabChip is a registered trademark of Caliper Life Sciences, Inc.
About NovaScreen
NovaScreen Biosciences Corporation (www.NovaScreen.com) is a leading provider of drug discovery and development services and products, with a focus on in vitro (laboratory-based) screening assays and in silico (computer-based) predictive screening tools. With more than 12 years of operating history, NovaScreen is widely recognized as a pioneer in the field of receptor pharmacology, with particular expertise in G-Protein Coupled Receptors and other molecular targets that mediate disease states and side effects in the central nervous system. NovaScreen’s core competencies extend to side effect and therapeutic targets across the major organ systems and disease areas, and include assay development, discovery (high throughput) screening, selectivity screening, profiling, in vitro toxicology, and in vitro pharmacokinetics. NovaScreen has developed and routinely performs more than 600 receptor, enzyme, ion channel, transporter, and cell-based screening assays relevant to the discovery of new drugs and the selection and optimization of new drug candidates. Services and products are provided to more than 180 clients worldwide, including a majority of the leading drug and biotechnology companies.
The statements in this press release regarding Caliper’s ability to integrate and leverage NovaScreen’s expertise and technology, Caliper’s ability to address the unmet needs of pharmaceutical companies, and Caliper’s future revenue growth are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statement as a result of a number of factors, including the risks that NovaScreen’s revenue growth may be lower than expected, or the expected benefits from combining with NovaScreen may not be realized. Further information on risks faced by Caliper are detailed under the caption “Factors Affecting Operating Results” in Caliper’s Annual Report on Form 10K filed with the Securities and Exchange Commission on March 16, 2005. This filing is available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

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